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                         CROSS INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made as of the 26th day of September 2005, by and among Columbia Funds Master Investment Trust (the "Master Trust"), a Delaware statutory trust and Columbia Funds Series Trust (the "Trust"), a Delaware statutory trust.

     WHEREAS, the Master Trust is an open-end management investment company registered as such under the 1940 Act, currently consisting of eleven operating investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios; and

     WHEREAS, the Trust is an open-end management investment company registered as such under the Investment Company Act of 1940 (the "1940 Act"), currently consisting of forty-eight operating investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios; and

     WHEREAS, the Trust plans to offer, on a continuous basis, units of beneficial interests in its investment portfolios ("Securities") in a set of prospectuses ("Prospectuses") and/or preliminary prospectuses ("Preliminary Prospectuses") (such offering of Securities to be hereinafter referred to as the "Offering") and plans to file, from time to time, such set of prospectuses and other materials with the Securities and Exchange Commission ("SEC") (such filings with the SEC to be referred to herein as the "Registration Statements");

     WHEREAS, certain information relating to the Master Trust must be included in the prospectuses of the Trust and therefore will be included in the Offerings and Registration Statements;

     NOW THEREFORE, the Master Trust and the Trust hereby agree as follows:

     (1) (a) The Master Trust will indemnify and hold harmless the Trust against any losses, claims, damages or liabilities to which the Trust may become subject under the Act, the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectuses, any Preliminary Prospectuses, the Registration Statements, any other Prospectuses relating to the Securities, or any amendments or supplements to the foregoing (hereinafter referred to collectively as the "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Trust by the Master Trust expressly for use therein; and will reimburse the Trust for any legal or other expenses reasonably incurred by the Trust in connection

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          with investigating or defending any such action or claim; provided, however, that the Master Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Master Trust by the Trust for use in the Offering Documents.

          (b) The Trust will indemnify and hold harmless the Master Trust against any losses, claims, damages or liabilities to which the Master Trust may become subject under the Act, the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Master Trust by the Trust expressly for use therein; and will reimburse the Master Trust for any legal or other expenses reasonably incurred by the Master Trust in connection with investigating or defending any such action or claim; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Trust by the Master Trust for use in the Offering Documents.

          (c) Promptly after receipt by an indemnified party under subsection
          (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party or parties under such subsection, notify the indemnifying party or parties in writing of the commencement thereof; but the omission to so notify the indemnifying party or parties shall not relieve it or them from any liability which it or they may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party or parties of the commencement thereof, the indemnifying party or parties shall be entitled to participate therein and, to the extent that either indemnifying party or both shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party or parties to such indemnified part of its or their election so to assume the defense thereof, the indemnifying party or parties shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other

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          expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

     (2) This agreement may be executed simultaneously in five or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their authorized officers designated below as of the day and year first written above.

                                        COLUMBIA FUNDS MASTER INVESTMENT TRUST


                                        By: /s/ Donald Froude
                                            ------------------------------------
                                            Name: Donald Froude


                                        COLUMBA FUNDS SERIES TRUST


                                        By: /s/ Christopher Wilson
                                            ------------------------------------
                                            Name: Christopher Wilson
                                            Title: President